As filed the Securities and Exchange Commission
on December 28, 2000                                 Registration No. 333_
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                 ____________

                                   Form S-8

                            REGISTRATION STATEMENT

                                     Under
                          THE SECURITIES ACT OF 1933

                                 ____________

                        GENESIS MICROCHIP INCORPORATED
            (Exact name of Registrant as specified in its charter)

                                 ____________

          Nova Scotia, Canada                              None
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                Identification Number)


                         165 Commerce Valley Drive W.
                           Thornhill, Ontario Canada
                                    L3T 7V8
                                (905) 889-5400

   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 ____________

                      1997 NON-EMPLOYEE STOCK OPTION PLAN
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)

                                 ____________

                                 Amnon Fisher
                         Genesis Microchip Corporation
                               2150 Gold Street
                               Alviso, CA 95002
                                (408) 544-9620
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ____________

                                  Copies to:
                                  Eric Erdman
                        Genesis Microchip Incorporated
                         165 Commerce Valley Drive W.
                           Thornhill, Ontario Canada
                                    L3T 7V8
                                (905) 889-5400

--------------------------------------------------------------------------------


                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
    Title of Each Class of Securities to be        Amount to be     Proposed Maximum     Proposed Maximum       Amount of
                     Registered                     Registered       Offering Price     Aggregate Offering    Registration
                                                                        Per Share             Price                Fee
--------------------------------------------------------------------------------------------------------------------------
Common Shares, no par value approved for
 issuance under:
--------------------------------------------------------------------------------------------------------------------------
1997 Non-Employee Stock Option Plan (1)                250,000          $9.08               $2,270,000           $567.50
--------------------------------------------------------------------------------------------------------------------------
1997 Employee Stock Purchase Plan (2)                  200,000          $7.72               $1,544,000           $386.00
--------------------------------------------------------------------------------------------------------------------------
Totals                                                 450,000             --               $3,814,000           $953.50
============================================================================================================================

(1) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price as reported on the Nasdaq National Market on December 27, 2000. The indicated number of shares to be registered represents additional shares issuable under the listed plan that are not covered by previous registration statements.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on December 27, 2000. Pursuant to the 1997 Employee Stock Purchase Plan, Common Stock issued thereunder will be sold at a per share price equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower (as such terms are defined in such plan). The indicated number of shares to be registered represents additional shares issuable under the listed plan that are not covered by prior registration statements.

As filed the Securities and Exchange Commission
on December 28, 2000                                 Registration No. 333_
--------------------------------------------------------------------------------

STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES.

     The Registrant filed a post-effective Amendment No. 1 to a Registration Statement on Form S-8 with the Securities and Exchange Commission on or about April 29, 1998 (SEC File No. 333-51001) (the "April 1998 Form S-8"). The April 1998 Form S-8 was filed in connection with the Registrant's 1987 Stock Option Plan, 1997 Employee Stock Option Plan, 1997 Non-Employee Stock Option Plan and 1997 Employee Stock Purchase Plan. This Registration Statement registers additional shares of the Registrant's Common Shares to be issued pursuant to the 1997 Non-Employee Stock Option Plan and 1997 Employee Stock Purchase Plan. The contents of the April 1998 Form S-8, including periodic reports that the Registrant filed, or that it will file, after the April 1998 Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

As filed the Securities and Exchange Commission
on December 28, 2000                                    Registration No. 333_
--------------------------------------------------------------------------------

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.   EXHIBITS.

          4.1* Memorandum and Articles of Association of Genesis Microchip
               Incorporated

          4.2 The 1997 Non-Employee Stock Option Plan, as amended on September 14, 2000

          4.3 The 1997 Employee Stock Purchase Plan, as amended on September 14, 2000

          5.1  Opinion of Stewart McKelvey Stirling Scales

          23.1 Consent of KPMG LLP

          23.2 Consent of Counsel (contained in Exhibit 5.1 hereto)

          24.1 Power of Attorney (See page 4 hereof)

     * Incorporated herein by reference to the Company's Registration Statement on Form S-4 (File No. 333-76937) filed with the Commission on April 23, 1999.

As filed the Securities and Exchange Commission
on December 28, 2000                                 Registration No. 333_
--------------------------------------------------------------------------------


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Thornhill, Ontario, Canada, on this 28th day of December, 2000.

                                    GENESIS MICROCHIP INCORPORATED


                                    By: /S/ I. Eric Erdman
                                       -------------------------------------
                                       I. Eric Erdman
                                       Chief Financial Officer and Secretary



                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amnon Fisher and I. Eric Erdman, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                           TITLE                                               DATE
---------------------------------------------------------------------------------------------------------

/s/ Paul M. Russo
----------------------------        Chairman                                            December 28, 2000
Paul M. Russo

/s/ Amnon Fisher
----------------------------        Chief Executive Officer and authorized U.S.         December 28, 2000
Amnon Fisher                        Representative

/s/ I. Eric Erdman
----------------------------        Chief Financial Officer, Chief Accounting           December 28, 2000
I. Eric Erdman                      Officer and Secretary

/s/ James E. Donegan
----------------------------        Director                                            December 28, 2000
James E. Donegan

/s/ George A. Duguay
----------------------------        Director                                            December 28, 2000
George A. Duguay

/s/ Lawrence G. Finch
----------------------------        Director                                            December 28, 2000
Lawrence G. Finch

/s/ Alexander S. Lushtak
----------------------------        Director                                            December 28, 2000
Alexander S. Lushtak

As filed the Securities and Exchange Commission
on December 28, 2000                               Registration No. 333_
--------------------------------------------------------------------------------


                               INDEX TO EXHIBITS


Exhibit Number                         Exhibit Document
-------------- -----------------------------------------------------------------

     4.1*      Memorandum and Articles of Association of Genesis Microchip
               Incorporated

     4.2       The 1997 Non-Employee Stock Option Plan, as amended on September
               14, 2000

     4.3       The 1997 Employee Stock Purchase Plan, as amended on September
               14, 2000

     5.1       Opinion of Stewart McKelvey Stirling Scales

    23.1       Consent of KPMG LLP

    23.2       Consent of Counsel (contained in Exhibit 5.1 hereto)

    24.1       Power of Attorney (See page 4 hereof)

     * Incorporated herein by reference to the Company's Registration Statement on Form S-4 (File No. 333-76937) filed with the Commission on April 23, 1999.